Exhibit 5.1

811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com

September 3, 2025 Oklo Inc. 3190 Coronado Dr. Santa Clara, California 95054

FIRM / AFFILIATE OFFICES

Austin                 Milan

Beijing                Munich

Boston                New York

Brussels             Orange County

Chicago              Paris

Dubai                  Riyadh

Düsseldorf         San Diego

Frankfurt            San Francisco

Hamburg            Seoul

Hong Kong        Silicon Valley

Houston              Singapore

London               Tel Aviv

Los Angeles      Tokyo

Madrid                Washington, D.C.

Re: Registration Statement on Form S-3 (Registration No. 333-287715); Shares of Common Stock having an aggregate offering price of up to $539,999,000

To the addressee set forth above:

We have acted as special counsel to Oklo Inc., a Delaware corporation (the “Company”) in connection with the sale through Goldman, Sachs & Co. LLC, BofA Securities, Inc., B. Riley Securities, Inc. and TD Securities (USA) LLC (each, a “Sales Agent” and collectively, the “Sales Agents”) from time to time by the Company of shares of the Company’s common stock, $0.0001 par value per share, having an aggregate offering price of up to $539,999,000 (the “Shares”) pursuant to (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2025 (Registration No. 333-287715) (the “Registration Statement”), (ii) a base prospectus dated June 10, 2025 (the “Base Prospectus”), (iii) a prospectus supplement dated September 3, 2025 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”), and (iv) an equity distribution agreement, dated June 2, 2025, by and among the Sales Agents and the Company (as amended, the “Sales Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (“DGCL”) and we express no opinion with respect to any other laws.

September 3, 2025

Subject to the foregoing and the other matters set forth herein, it is our opinion that, upon the completion of all Corporate Proceedings (as defined below) relating to the Shares, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, upon issuance, delivery and payment therefor in an amount not less than par value in accordance with the Corporate Proceedings and the terms of the Sales Agreement, the Shares to be issued and sold by the Company pursuant to the Sales Agreement will be duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, (ii) upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s certificate of incorporation and (iii) certain terms of the Shares to be issued by the Company from time to time will be authorized and approved by the board of directors of the Company or one or more committees thereof established by the board of directors of the Company with the authority to issue and sell Shares pursuant to the Sales Agreement in accordance with the DGCL, the Company’s certificate of incorporation, the bylaws of the Company and certain resolutions of the board of directors of the Company and one or more committees thereof (with such approvals referred to herein as the “Corporate Proceedings”) prior to issuance thereof.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated September 3, 2025 and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP